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                                                                  EXHIBIT 10.D.1

                   DIRECTOR DEFERRED COMPENSATION AGREEMENT
                   ----------------------------------------

  THIS AGREEMENT is made and entered into at Chicago, Illinois, as of January, 1, 1986 ("Effective Date") by and between Hartmarx Corporation (the "Company"), and _____________________ (the "Director").

  WHEREAS, the Company desires to provide Director with a tax-favored investment opportunity by providing a means whereby Director's remuneration may be deferred into the future; and

  WHEREAS, Director desires to participate in such investment opportunity.

  NOW, THEREFORE, the Company and the Director hereby agree as follows.

  1. DEFINITIONS
     -----------
  1.1 "Agreement" means this Agreement executed between Director and the Company, whereby Director agrees to defer a portion of his remuneration pursuant hereto, and the Company agrees to make benefit payments in accordance with the provisions hereof.

  1.2 "Normal Benefit Date" means the date of the termination of Director's directorship.


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  1.3 "Deferral Year" means any calendar year, 1986 through 1989.

  1.4 "Remuneration" means the total amount of fees payable to Director in respect of his directorship of the company during a Deferral Year, before reduction for the fees deferred pursuant to this Agreement; and "Base Remuneration" shall mean only that portion of Remuneration payable on an annual basis, without regard to meeting attendance, committee memberships or chairmanships, or similar matters. Base Remuneration at the date of this Agreement is $17,500.

  1.5 "Beneficiary" means the person(s) or trust so designated by Director pursuant to Section 3.8 hereof.
            -----------
  1.6 "Board of Directors" means the Board of Directors of the Company and "Committee" means the Management Operations Committee of the Board of Directors.

  1.7 "Deferred Benefit Account" means the account maintained on the books of the Company for Director pursuant hereto. Director's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind, but shall be utilized solely as a device for the measurement and determination of the amount to be paid to Director pursuant to this Agreement, and shall be subject to
Section 6.2 hereof.
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  l.8 "Determination Date" means the last day of any calendar month in which the amount of Director's Deferred Benefit Account is determined pursuant to
Section 2.4 hereof.
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  1.9 "Moody's Rate" means the seasoned Moody's Corporate Bond Index (expressed as an annual percentage) published by Moody's Investors' Service, Inc. or, if the Moody's Corporate Bond Index is no longer available, such substantially similar index as shall be selected and used by the Committee.

  1.10 "Interest Yield" means either the Death Interest Yield, or the Termination Interest Yield, each as determined from time to time by the Company, provided, however, that:

  (a) The "Death Interest Yield" shall not be less than the Moody's Rate; and

  (b) The "Termination Interest Yield" shall not be less than one hundred and ten percent (110%) of the Moody's Rate.

  1.11 "Total Expected Deferral" as of any date means the sum of (i) the total amount of Base Remuneration actually deferred by Director pursuant to this Agreement as of such date; (determined without regard to any withdrawals pursuant to Section 2.3); plus (ii) the total amount of Base Remuneration
            -----------
expected to be deferred by Director pursuant to this Agreement after such date, based on Director's elected deferral percentage as set forth in Section 2.1
                                                                -----------
(without regard to any reductions thereof) and Director's actual Base Remuneration as at such date.

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  2. DEFERRAL ELECTION.
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  2.1 Deferral Amounts. Director hereby irrevocably elects to defer receipt of
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the following percentage(s) of his Remuneration for Deferral Years 1986 through and including 1989:

             DEFERRAL    DEFERRAL
               YEAR     PERCENTAGE
             --------   ----------
             1986              %
                           ----
             1987              %
                           ----
             1988              %
                           ----
             1989              %
                           ----

Every request to reduce the deferral percentages set forth in this Section 2.1 must be submitted by Director to the Committee in writing not less than ninety
(90) days prior to the beginning of the Deferral Year for which such reduction is requested and must detail the reasons therefor. A reduction of the deferral amount, if granted by the Committee, shall be effective on a prospective basis only.

  2.2 Timing of Deferral Credits. The amount of Remuneration deferred by
      --------------------------
Director pursuant to this Agreement shall cause an equivalent reduction in his Remuneration and shall be credited to Director's Deferred Benefit Account during each Deferral Year, as and when deferred.

  2.3 Withdrawals. After giving not less than ninety (90) days prior written
      -----------
notice to the Committee, the Director shall have the option to withdraw, in a lump sum, all or any portion of his or her Deferred Benefit Account (including interest calculated under Section 2.4 hereof using the Death Interest Yield) on
                          -----------
the first day of any Deferral Year after 1985, provided, however, that the deferred percentage set forth in Section 2.1 for the Deferral Year in which
                                 -----------
such withdrawal occurs

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shall be automatically reduced to zero and, provided further, that the Director shall not be entitled to withdraw any portion of his or her Deferred Benefit Account in any subsequent Deferral Year except in cases of actual or threatened hardship which the Committee, in its sole discretion, deems worthy of exceptional consideration.

  2.4 Determination of Account. Director's Deferred Benefit Account as of each
      ------------------------
Determination Date shall consist of the balance of the Director's Deferred Benefit Account as of the immediately preceding Determination Date, plus the amount of Director's Remuneration deferred pursuant to Section 2.1 since such
                                                       -----------
immediately preceding Determination Date. Director's Deferred Benefit Account shall be reduced by the amount of all withdrawals and distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date. As of each Determination Date, interest on the average daily balance of Director's Deferred Benefit Account since the last preceding Determination Date after adjustment for any additions (including previously credited interest thereon), withdrawals or distributions thereto or therefrom during such period shall be calculated by the Company using the appropriate Interest Yield and credited to Director's Deferred Benefit Account.

  3. BENEFITS
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  3.1 Termination Benefit. Upon Director's Normal Benefit Date, the Company
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agrees to pay Director the amount of his Deferred Benefit Account, calculated under Section 2.4 hereof using the Termination Interest Yield. The form of
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benefit payment shall be as provided in Section 3.4 of this Agreement.
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Director shall immediately cease to be eligible for any other benefits under
Section 3.2 of this Agreement.
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  3.2 Death. Upon the death of Director prior to his Normal Benefit Date, the
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Company agrees to pay Director's Beneficiary a death benefit equal to the greater of: (i) the remaining balance, if any, of Director's Deferred Benefit Account as of the date of death, calculated under Section 2.4 using the
                                                  -----------
Termination Interest Yield, or (ii) the product obtained by multiplying Director's Total Expected Deferral at date of death by a factor based upon Director's age on the date of this Agreement, as follows:

             AGE AT DATE
               OF THIS
              AGREEMENT    MULTIPLIER
             -----------   ----------
             50 and under     5.0
                  51          4.8
                  52          4.6
                  53          4.4
                  54          4.2
                  55          4.0
                  56          3.8
                  57          3.6
                  58          3.4
                  59          3.2
                  60          3.0
                  61          2.8
                  62          2.6
                  63          2.4
             64 and above     2.0

  Payment of said death benefit, together with interest on any unpaid portion thereof using the Death Interest Yield, shall be as provided in Sections 3.4
                                                                ------------
and 3.6, except that the Committee, in its sole discretion, may elect that the
    ---
Company pay such benefit in a lump sum. This benefit shall be in lieu of all other benefits under this Agreement.

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  Director represents and warrants to the Company that he was born on
  ___________, 19__.

  3.3 Failure to Continue Deferrals. In the event that the percentage of
      -----------------------------
Remuneration that Director has elected to defer during a Deferral Year is reduced for any reason other than a withdrawal pursuant to Section 2.3 hereof, such reduction shall be deemed effective at the end of such Deferral Year and Director shall no longer be eligible for the benefit described in Section 3.2
                                                                  -----------
unless such reduction is approved by the Committee.

  3.4 Form of Benefit Payment. Subject to Sections 3.6 and 3.7, Director hereby
      -----------------------             ------------     ---
elects the following form of benefit payment hereunder:

(i) Substantially equal (monthly) (annual) installment payments of principal, commencing on the Determination Date coincident with or next following Director's Normal Benefit Date or death, together with interest thereon (based on the applicable Interest Yield at the commencement of such payments, the actual rate of interest changing as the rate of such Interest Yield changes) and continuing for ____ years.

(ii) A lump sum payment on the_____day following Director's Normal Benefit Date or death.

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Such election shall be subject to change at the option of Director each January
1, but not less than one (1) year prior to commencement of such benefit payments.

  3.5 Withholding; Employment Taxes. To the extent required by the law in
      -----------------------------
effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal, or any state or local, government from payments made hereunder.

  3.6 Commencement of Payments. Unless otherwise provided, payments under this
      ------------------------
Agreement shall commence within sixty (60) days following receipt of notice by the Committee of an event which entitles Director (or his Beneficiary) to payments hereunder, or at such earlier date as may be determined by the Committee. All payments shall be made as of the last day of the month.

  3.7 Full Payment of Benefits. Notwithstanding any other provision of this
      ------------------------
Agreement, all benefits shall be paid no later than by the Director's eightieth
(80th) birthday.

  3.8 Recipients of Payments; Designation of Beneficiary. All payments to be
      --------------------------------------------------
made by the Company hereunder shall be made to Director during his lifetime, provided that if Director dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary or Beneficiaries determined in accordance with this

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Section 3.8.  Director may designate a Beneficiary by filing a written notice
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of such designation with the Committee in such form as the Committee requires and may include contingent Beneficiaries. Director may from time to time change the designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee; provided, that if Director maintains his primary residence in a state which has community property laws, the spouse of Director must join in any designation of a Beneficiary or Beneficiaries other than said spouse. If no designation shall be in effect at the time when any benefits payable hereunder shall become due, the Beneficiary shall be the spouse of Director at such time, or if no spouse is then living, the representatives of Director's estate.

  4. COMMITTEE FUNCTIONS
     -------------------

  4.1 Information to be Furnished to Committee.  The Company shall furnish the
      ----------------------------------------
Committee with such data and information as the Committee may require. The records of the Company shall be determinative of Director's Remuneration and personal data. Director and his Beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents as the Committee may reasonably request.

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  4.2 Responsibility.  No member of the Committee or of the Board of Directors
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shall be liable to any person for any action taken or omitted in connection with this Agreement unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

  5. AMENDMENT; TERMINATION
     ----------------------

  5.1 Amendment.  This Agreement may be amended in whole or in part by the
      ---------
Company at any time. Notice of any such amendment shall be given in writing to the Committee and to Director (or to each designated Beneficiary of Director, if Director has died). No amendment shall decrease the value of Director's Deferred Benefit Account or the Interest Yield applicable thereto.

  5.2 Company's Right to Terminate.  The Company reserves the sole right to
      ----------------------------
terminate this Agreement at any time prior to Director's death and the commencement of payment of benefits hereunder. In the event of any such termination, Director shall be entitled to a benefit equal to the amount of his Deferred Benefit Account calculated under Section 2.4 using the Termination
                                          -----------
Interest Yield as of the date of such termination.

  5.3 Termination.  This Agreement shall terminate if at any date:
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(i)  the consolidated current assets of the Company and its subsidiaries
     (taken as a whole) is less than 205% of the sum of (a) the consolidated current liabilities of the Company and its subsidiaries, plus (b) the current liabilities of others which are guaranteed by the Company or any such subsidiary, at such date; or

(ii) the consolidated debt of the Company and its subsidiaries (taken as a whole) including, without limitation, indebtedness for borrowed money, obligations to pay the deferred purchase price of property or services other than trade payables arising in the ordinary course of business, obligations as lessee under a capital lease, obligations secured by a lien on any asset of the Company or any such subsidiary, and obligations of others guaranteed by the Company or any such subsidiary, exceeds 95% of the consolidated shareholders equity of the Company and its subsidiaries, excluding the value of intangible assets such as, without limitation, unamortized debt, discount and expense, unamortized deferred charges, good will, patents, trademarks, service marks, tradenames, copyrights, organizational or developmental expenses and other similar intangible items; or

  (iii) the Company enters into any material borrowing arrangement requiring the Company's maintenance of financial conditions which are similar to those described in (i) and (ii) of this Section 5.3, if it is

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     possible for the Company to fail to maintain such financial conditions before this Agreement so terminates, unless prior to entering into such borrowing arrangement, the Company amends this Section 5.3 accordingly.

  All accounting terms used herein shall be interpreted and all accounting determination hereunder shall be made in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the last audited consolidated financial statements of the Company prior to the Effective Date.

  As soon as available, and in any event within sixty (60) days after the end of each of the first three quarters, and within ninety (90) days after the end of the fourth quarter, of each fiscal year of the Company, the Company will furnish to Director (or Director's Beneficiary) a written statement showing the balance of Director's Deferred Benefit Account and containing a certificate of the Chief Financial Officer or Controller of the Company stating as to whether any of the foregoing events in (i), (ii) or (iii) of this Section 5.3 has occurred since the immediately preceding quarter.

  In the event of the termination of this Agreement pursuant to this Section 5.3, Director shall be entitled to a benefit

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equal to the amount of his Deferred Benefit Account calculated under Section
2.4 using the Termination Interest Yield as of the date of such termination. Such benefit shall be due and payable within five (5) days following such termination.

6. MISCELLANEOUS
   -------------

  6.1 No Implied Rights; Rights on Termination of Service.  Nothing herein
      ---------------------------------------------------
shall be construed as giving Director or any Beneficiary any legal or equitable rights other than as expressly herein set forth.

  6.2 No Right to Company Assets.  Neither Director nor any other person shall
      --------------------------
acquire by reason of this Agreement any right in or title to any specific funds, assets, or other property of the Company. No trust of any kind shall be created in connection with or by the execution of this Agreement, and any benefits which become payable hereunder shall be paid from the general assets of the Company. Director shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained herein constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

  6.3 No Employment Rights. Nothing herein Company shall constitute a contract
      --------------------
of employment or of continuing service or in any

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manner obligate the Company to continue the directorship of Director, or obligate Director to continue as a Director of the Company, or as a limitation of the right of the Company to remove Director, with or without cause. Nothing herein shall be construed as fixing or regulating the remuneration payable to Director.

  6.4 Offset. If, at the time payments or installments of payments are to be
      ------
made hereunder and Director or the Beneficiary, or both, are indebted or obligated to the Company, then the payments remaining to be made to Director or the Beneficiary, or both, may, at the discretion of the Company and to the extent permitted by law, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

  6.5 Protective Provisions. In the event of Director's suicide within two (2)
      ---------------------
years following the date of this Agreement, or if Director fails to make any material disclosure of information reasonably requested in connection with this Agreement, then, upon payment to Director (or his Beneficiary) of the Remuneration deferred hereunder, no benefits will be payable hereunder, or, in the Committee's sole discretion, benefits may be payable in a reduced amount.

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

  6.6 Non-Assignability. Neither Director nor any other person shall have any
      -----------------
voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by Director or any other person, or be transferable by operation of law in the event of Director's or any other person's bankruptcy or insolvency. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and Director and Director's Beneficiaries.

  6.7 Gender and Number. Wherever appropriate herein, the masculine may mean
      -----------------
the feminine and the singular may mean the plural or vice versa.

  6.8 Notice. Any notice required or permitted to be given hereunder shall be
      ------
sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of its General Counsel. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

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  6.9 Governing Laws.  This Agreement shall be construed and administered
      --------------
according to the internal laws of the State of Illinois.

  6.10. Tax Advice.  Director acknowledges that he must rely on his own tax
        ----------
advisor with respect to the tax consequences of this Agreement.

  6.11 Entire Acquirement.  This Agreement represents the entire agreement
       ------------------
between the parties with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, heretofore made by or for either party in connection with the negotiation of the terms hereof.

  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first above written.

DIRECTOR:                                 HARTMARX CORPORATION

- ---------------------------------         By: _________________________________
                                          Its _________________________________


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